UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
NUWELLIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all box that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November 7, 2022
To our Stockholders:
We remain steadfast in our focus on making the Aquadex therapy the standard of care for restoring fluid balance. The work that is being done now to drive growth in our commercial operations, including extending our sales into outpatient centers, expand our product offering in the pediatrics segment, and invest in additional clinical evidence development will collectively enable us to achieve our vision of being the standard of care. We are encouraged and excited about the positive traction we have achieved on all these fronts and are confident they will combine to fuel significant growth for years to come.
To enable us to continue these efforts, we are requesting your support of the proposals outlined below at the special meeting of stockholders that will be held on Wednesday, December 7, 2022, at 2:00 p.m. U.S. Central Time (‘‘Special Meeting”) to conduct the following items of business:
•
Proposal 1 - To approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of up to 66,226,752 shares of our common stock upon the exercise of our warrants issued to investors in our underwritten offering that closed on October 18, 2022 (“October 2022 Underwritten Offering”) that may be equal to or exceed 20% of our common stock outstanding before the October 2022 Underwritten Offering. We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”

•
To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above. We refer to this as the “Adjournment Proposal” or “Proposal 2.”

Our Board of Directors unanimously recommends that you vote FOR Proposals 1 and 2.
The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.
Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote via the Internet, by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Special Meeting. Instructions on voting your shares are in the proxy materials you received for the Special Meeting. Even if you plan to attend the Special Meeting online, it is strongly recommended you vote before the Special Meeting date, to ensure that your shares will be represented at the Special Meeting if you are unable to attend.
Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Special Meeting of Stockholders and proxy statement.
Only holders of our common stock at the close of business on October 13, 2022, the record date, are entitled to receive notice of and to attend and vote at the Special Meeting and any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the Special Meeting virtually, please submit your completed proxy as soon as possible so that your shares can be voted in accordance with your instructions. If you attend the Special Meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.
Thank you for your continued support of Nuwellis.
Sincerely,

Nestor Jaramillo, Jr.
President & Chief Executive Officer
Corporate Headquarters
12988 Valley View Road
Eden Prairie, Minnesota 55344
(952) 345-4200

NUWELLIS, INC.
12988 Valley View Road
Eden Prairie, Minnesota 55344
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 7, 2022
Dear Stockholder:
You are invited to attend a Special Meeting of Stockholders, or the “Special Meeting”, of Nuwellis, Inc., a Delaware corporation, or the “Company,” to be held on Wednesday, December 7, 2022 at 2:00 p.m. Central Time. The Special Meeting will be held in a virtual meeting format only, via live webcast on the Internet, with no physical in-person meeting. You will be able to attend and participate in the Special Meeting online by visiting www.viewproxy.com/nuwesm/2022, where you will be able to listen to the meeting live, submit questions and vote. You will need to have the control number included in your proxy materials to join the virtual Special Meeting. As always, we encourage you to vote your shares prior to the Special Meeting. You are being asked to vote on the following matters:
Proposal 1 -
To approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of up to 66,226,752 shares of our common stock upon the exercise of our warrants issued to investors in our underwritten offering that closed on October 18, 2022 (“October 2022 Underwritten Offering”) that may be equal to or exceed 20% of our common stock outstanding before the October 2022 Underwritten Offering. We refer to this proposal as the “Warrant Exercise Proposal” or “Proposal 1.”

Proposal 2 -
To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above. We refer to this as the “Adjournment Proposal” or “Proposal 2.”

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Special Meeting is October 13, 2022, stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The Special Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Special Meeting via live webcast, please visit www.viewproxy.com/nuwesm/2022.
You will not be able to attend the Special Meeting in person.
By Order of the Board of Directors

Neil P. Ayotte
Secretary
November 7, 2022
You are cordially invited to attend the virtual Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Special Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the instructions printed on your proxy card.
Even if you have voted by proxy, you may still vote online at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must follow the instructions from such organization and will need to obtain a legal proxy issued in your name from that record holder.

NUWELLIS, INC.

12988 Valley View Road
Eden Prairie, Minnesota 55344

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On December 7, 2022
I.	ABOUT THE SPECIAL MEETING
Who is soliciting my vote?
The Board of Directors (the “Board”) of Nuwellis, Inc. (the “Company”, “we” or “us”) is soliciting your proxy, as a holder of our common stock, for use at the special meeting of stockholders and any postponement, adjournment or delay thereof (the “meeting” or the “special meeting”). The special meeting will be held on Wednesday, December 7, 2022, at 2:00 p.m. U.S. Central Time, virtually via live webcast.
The notice of special meeting, proxy statement and form of proxy card are expected to be first mailed to stockholders of record on or about November 7, 2022.
What is the purpose of the special meeting?
At the special meeting, you will be voting on:
•
Proposal 1 - To approve pursuant to Nasdaq Listing Rule 5635(d) and Nasdaq’s interpretations and guidance thereunder, the issuance of up to 66,226,752 shares of our common stock upon the exercise of our warrants issued to investors in our underwritten offering that closed on October 18, 2022 (“October 2022 Underwritten Offering” or the “Offering”) that may be equal to or exceed 20% of our common stock outstanding before the October 2022 Underwritten Offering; and

•	Proposal 2 - To authorize one or more adjournments of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 described above.
The Board unanimously recommends a vote FOR Proposals 1 and 2.
Except as noted herein, share numbers are provided as of the record date.
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on October 13, 2022, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of October 13, 2022, we had 10,537,606 shares of common stock outstanding and entitled to vote.
What is the difference between a stockholder of record and a beneficial owner?
Stockholders of Record. If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote at the special meeting.
Beneficial Owners. Many of our stockholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares at the special meeting unless you request and obtain a legal proxy from your broker, bank or nominee and register to attend the special meeting (as described below). Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.
Can I vote my shares without attending the special meeting?
Stockholders of Record. You may vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.
If you are a stockholder of record, you may also vote by internet or by phone. To vote by internet or phone, you will need to use a control number provided to you in the materials with this proxy statement and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.
Beneficial Owners. If you are a beneficial owner, you must vote your shares in the manner prescribed by your broker, bank or other nominee. You will receive a voting instruction card (not a proxy card) to use in directing the broker, bank or nominee how to vote your shares. You may also have the option to vote your shares via the internet or phone.
May I attend the special meeting and vote my shares in person virtually?
All of our stockholders are invited to participate in the special meeting. The special meeting will be a virtual meeting of stockholders. You are invited to attend and vote your shares at the special meeting live via internet webcast so long as you register to attend the special meeting at www.viewproxy.com/nuwesm/2022 by 10:59 p.m. Central Time on Sunday, December 4, 2022 (the “Registration Deadline”). If you hold your shares through a bank, broker or other nominee and would like to vote online at the meeting, you must obtain a “legal proxy” from that entity and submit it when you register prior to the Registration Deadline. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote. You will not be able to attend the special meeting in person. We recommend that you log in at least fifteen minutes before the special meeting to ensure that you are logged in when the meeting starts. If you encounter problems logging in to the meeting, technical support will be available at the telephone number posted on the meeting website.
Can I change my vote?
Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the special meeting; by submitting a later-dated proxy via internet or phone before 10:59 p.m. Eastern Time on Tuesday, December 6, 2022; or by voting in person at the special meeting. Your attendance at the special meeting in person virtually will not cause your previously granted proxy to be revoked unless you file the proper documentation for it to be so revoked.
Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such person prior to the time such voting instructions are exercised.
What does it mean if I receive more than one proxy card or voting instruction card?
If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with brokers, banks or other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your brokers, banks or other nominees and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219; telephone: 800-937-5449.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on each matter. In Proposal 1 and Proposal 2, brokers, banks and other nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.
How many shares must be present to hold the meeting?
In order for us to conduct the special meeting, one-third of our outstanding shares entitled to vote as of October 13, 2022 must be present in person or by proxy at the meeting. This is called a quorum. Abstentions and broker non-votes will be considered present for purposes of determining a quorum.
What vote is required to approve each item of business?
Proposal 1 - Approval of Warrant Exercise Proposal. The affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon is required for the approval of the Warrant Exercise Proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Accordingly, it is critical that all stockholders vote on Proposal 1.
Proposal 2 - Approval of Adjournment. The affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon, is required for any adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
Other Matters. The Board does not propose to conduct any business at the meeting, nor is it aware of any other matter to be presented for action at the meeting, other than as stated above.
Who will count the votes and where can I find the voting results?
Alliance Advisors, LLC will tabulate the voting results. We intend to announce the preliminary voting results at the special meeting and, in accordance with the rules of the Securities and Exchange Commission (the ‘‘SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the special meeting.
Who can help answer my other questions?
If you have more questions about the proposals or voting, you should contact Alliance Advisors, LLC, which is assisting us with the proxy solicitation.
The Solicitation Agent for the Special Meeting is:
Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
Tel: (877) 728-5043

PROPOSAL NO. 1 - APPROVAL OF THE ISSUANCE OF UP TO 66,226,752 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS
General
We are asking stockholders to approve the issuance of shares of our common stock upon the exercise of warrants issued in our October 2022 Underwritten Offering, which was completed on October 18, 2022, as contemplated by Nasdaq Listing Rule 5635, as described in more detail below.
On October 14, 2022, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co., Inc. (the “Underwriter”) pursuant to which we sold, including pursuant to the over-allotment option of the Underwriter: (1) 20,994,044 Class A Units, priced at a public offering price of $0.25 per unit, with each unit consisting of one share of common stock and 1.5 warrants to purchase one share of common stock at an exercise price of $0.25 per share, and (2) 23,157,124 Class B Units, priced at a public offering price of $0.25 per unit, with each unit consisting of one share of Series I convertible preferred stock, convertible into one share of common stock, and 1.5 warrants to purchase one share of common stock with an exercise price of $0.25 per share (the warrants in each of the Class A Units and Class B Units, a “Warrant” and collectively, the “Warrants”).
The net proceeds received by us from the Offering were approximately $9.8 million after deducting estimated offering expenses and underwriting discounts and commissions. We closed the Offering on October 18, 2022, including the full exercise of the Underwriter’s over-allotment option.
Description of Warrants
General
Pursuant to Nasdaq Stock Market Rule 5635(d), the Warrants are not exercisable without stockholder approval (“Warrant Approval”). The Warrants will be exercisable beginning on the effective date of a reverse stock split in an amount sufficient to permit the exercise in full of the Warrants, contingent upon stockholder approval of such stock split and of the exercisability of the Warrants. We cannot assure you that we will be able to obtain these requisite approvals, and have agreed that if we do not obtain the Warrant Approval at any special meeting of our stockholders, we will call an additional stockholder meeting every 30 days thereafter until the earlier of the date we obtain such approval or the date the Warrants are no longer outstanding. The Warrants expire on the sixth anniversary of the initial exercise date and the Warrants will have an initial exercise price per share equal to $0.25 per share, subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, as well as certain price protections, subject to certain conditions.
The Warrant holders must pay the exercise price in cash upon the exercise of the Warrants. However, at any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the Warrants is not effective, the holder may, at its option, exercise its Warrants on a cashless basis. When exercised on a cashless basis, a portion of the Warrants is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.
The holders of Warrants do not have the right to exercise any portion of the Warrants if the holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise (or 9.99% if elected by a holder prior to the issuance of the Warrant). This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.
The exercise price and the number of shares issuable upon exercise of the Warrants is subject to adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The Warrant holders must pay the exercise price in cash upon exercise of the Warrants, unless such warrant holders are utilizing the cashless exercise provision of the Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement. We intend to use commercially reasonable efforts to have a registration statement, effective when the Warrants are exercised. Additionally, holders of Warrants may exercise such Warrants on a “cashless” basis after the initial exercise date. In such event, the aggregate number of shares of common stock issuable in such cashless exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the Warrants in accordance with its terms if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.00.

If we, while the Warrants are outstanding, sell shares of common stock at a price per share less than the exercise price then in effect, then the exercise price of the Warrants will be adjusted to that lower price and the number of shares underlying the Warrants will be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to (x)-(y) where (x) is equal to the aggregate exercise price in effect at the time of issuance of the Warrants and (y) is equal to the aggregate cash exercise price paid in connection with any Warrant exercises prior to any dilutive issuance plus the cash exercise price that would have been payable in connection with any “cashless exercises,” if any such exercises were by means of a cash exercise rather than a cashless exercise, subject to customary conditions and carve outs. The Warrants contain a one-time reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the five-day volume weighted average price for the five trading days immediately preceding the date that is ninety days after issuance of the Warrants.
Fundamental Transaction.
In the event that we consummate a merger or consolidation with or into another entity or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Warrants will be entitled to receive upon exercise of such Warrants, the same kind and amount of securities, cash or property which the holders would have received had they exercised their Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Warrants. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.
Exchange Listing.
There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Right as a Stockholder.
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until the approval of Proposal 1 is obtained and such holders exercise their Warrants.
Purpose of Proposal No. 1
Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “NUWE.” Nasdaq Listing Rule 5635(d) (“Rule 5635”) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each Warrant offered with a share of common stock, which value is generally deemed to be a discount. In order to ensure that the Offering qualified as a public offering under Rule 5635 due to the value attributable to the Warrants, the Warrants provide that they may not be exercised — and therefore have no value — until stockholder approval of their exercise is obtained.
Potential Consequences if Proposal No. 1 is Not Approved
The board of directors is not seeking the approval of our stockholders to authorize our entry into the Underwriting Agreement, as the Offering has already been completed and the Class A and Class B Units, including the Warrants, have already been issued. We are only asking for approval to issue the shares underlying the Warrants.

The failure of our stockholders to approve this Proposal No. 1 will mean that: (i) we cannot permit the exercise of the Warrants and (ii) we may incur substantial costs and expenses.
•
Each Warrant has an initial exercise price of $0.25 per share, and we would realize an aggregate of approximately $16.6 million in gross proceeds if all the Warrants are exercised based on such value. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.

•
In connection with the Offering and the issuance of Warrants, we agreed to seek stockholder approval every 30 days until our stockholders approve the issuance of the shares underlying the Warrants. We are required to seek such approval until such time as none of the Warrants are outstanding which could result in us seeking such approval every 30 days for five years. The costs and expenses associated with seeking such approval could adversely impact our ability to fund our operations and advance the clinical trials and related product development activities for our product candidates.

Potential Adverse Effects of the Approval of Proposal No. 1
If this Proposal No. 1 is approved, existing stockholders may suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of common stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 8,638,272 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of common stock described above does not give effect to (i) the issuance of shares of common stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our common stock. The sale into the public market of these shares also could materially and adversely affect the market price of our common stock.
Interests of Certain Persons
None of our directors and executive officers have substantial interests, directly or indirectly, in the matters set forth in this Proposal 1 except to the extent of their ownership of shares of our common stock and common stock underlying other convertible securities.
Vote Required
Approval of the Warrant Exercise Proposal requires “FOR” votes from the holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon is required for the approval of the Warrant Exercise Proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 66,226,752 SHARES OF COMMON STOCK UPON THE EXERCISE OF THE WARRANTS.

PROPOSAL 2
APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES
General
The Board has approved the submission to the stockholders of a proposal to approve one or more adjournments of the special meeting in the event that there is not a sufficient number of votes at the special meeting to approve Proposal 1. In order to permit proxies that have been timely received to be voted for such adjournments, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the special meeting, the adjournment is for a period of less than 30 days and the record date remains unchanged, no notice of the time and place of the reconvened meeting will be given to stockholders, other than an announcement made at the special meeting.
Vote Required
The affirmative vote of holders of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the special meeting and entitled to vote thereon, is required for any adjournment of the special meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will have the same effect as a vote against the matter.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of our common stock as of October 13, 2022 by (i) each of the directors and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) to our knowledge, beneficial owners of more than 5% of our common stock. As of October 13, 2022, there were 10,537,606 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.
Name of Beneficial Owner	Number of Shares	Right to Acquire(1)	Total	Aggregate Percent of Class(2)
John L. Erb	385	56,038(3)	56,423	*%
Steve Brandt	—	17,176	17.176	*
Maria Rosa Costanzo, M.D.	—	—	—	—
Jon W. Salveson	—	17,208	17,208	*
Gregory D. Waller	—	17,223	17,223	*
Warren S. Watson	—	17,208	17,208	*
Nestor Jaramillo, Jr.	—	63,911	63,911	*
George Montague(4)	—	20,845	20,845	*
Neil P. Ayotte	—	13,896	13.896	*
All current directors and executive officers as a group (9 persons)(5)	385	223,505	223,890	*%
*	Less than one percent.
(1)
Except as otherwise described below, amounts reflect the number of shares that such holder could acquire through (i) the exercise of outstanding stock options, (ii) the vesting/settlement of outstanding RSUs, (iii) the exercise of outstanding warrants to purchase common stock, and (iv) the conversion of outstanding Series F Preferred Stock, in each case within 60 days after October 13, 2022.

(2)	Based on 10,537,606 shares outstanding as of October 13, 2022.
(3)
Consists of (i) 15,338 shares issuable upon the exercise of outstanding stock options, (ii) 700 shares issuable upon the exercise of outstanding warrants to purchase common stock and (iii) 40,000 shares issuable upon conversion of outstanding shares of Series F Convertible Preferred Stock (assuming all 100 shares of Series F Convertible Preferred Stock held by Mr. Erb are converted at once and rounded up to the nearest whole share).

(4)	Mr. Montague resigned from the Company, effective October 14, 2022.
(5)
Lynn Blake joined the Company as its Chief Financial Officer, effective October 19, 2022. Ms. Blake beneficially owns 10,000 shares of Company common stock indirectly through the Craig J. Blake and Lynn L. Blake Revocable Trust U/A/D August 29, 2006.

ADDITIONAL MATTERS
Other Matters
The Company is unaware of any business, other than as described in this proxy statement, that may be considered at the special meeting.
To assure the presence of the necessary quorum and to vote on the matters to come before the special meeting, please promptly indicate your choices via the Internet or phone, or by mail, according to the procedures described on the proxy card or voting instruction card. The submission of a proxy via the internet or phone or by mail, does not prevent you from attending and voting at the special meeting.
The Company’s common stock is quoted on The Nasdaq Capital Market under the symbol “NUWE.”
Householding
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, you may write our Secretary at Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344, or call (952) 345-4200.
Any stockholders who share the same address and currently receive multiple copies of the proxy materials who wish to receive only one copy in the future can contact their bank, broker, other holder of record or our Secretary to request information about “householding.”
Requirements for Submissions of Stockholder Proposals and Nominations for 2023 Annual Meeting
Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2023 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Secretary, Nuwellis, Inc., 12988 Valley View Road, Eden Prairie, MN 55344) by the close of business on December 9, 2022. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2023 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2022 annual meeting. Therefore, such notice must be received between January 17, 2023 and the close of business on February 16, 2023 to be considered timely. However, if our 2023 annual meeting occurs more than 30 days before or more than 30 days after May 17, 2023, we must receive nominations or proposals (i) not later than the close of business on the later of the 90th day prior to the date of the 2023 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2023 annual meeting, and (ii) not earlier than the 120th day prior to the 2023 annual meeting.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2023.

The above-mentioned proposals must also be in compliance with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.
Solicitation by Board; Expenses
Our Board is sending you this proxy statement in connection with the solicitation of proxies for use at our special meeting. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee plus customary disbursements, which are not expected to exceed $35,000 in total. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication, but they will not receive any additional compensation for these services. We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested brokers, banks and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 7, 2022
The proxy statement is available at www.viewproxy.com/nuwesm/2022.
Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.
By Order of the Board of Directors,

Neil P. Ayotte
Secretary
November 7, 2022

PROXY

NUWELLIS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON December 7, 2022

The undersigned hereby appoints Nestor Jaramillo, Jr. and Neil P. Ayotte and each of them as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of Nuwellis, Inc., which the undersigned may be entitled to vote at the 2022 Special Meeting of Stockholders of Nuwellis, Inc. to be held on December 7, 2022 at 2:00 p.m. CT. The Special Meeting will be held in virtual only format. In order to attend the meeting, you must first register at https://www.viewproxy.com/NUWESM/2022/ before 10:59 p.m. CT on December 4, 2022. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof (the "Special Meeting") and at any and all postponements, continuations, and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

(Continued and to be marked, dated and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

The 2022 Proxy Statement is available at: https://www.viewproxy.com/NUWESM/2022.

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR" the following:

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

The Board of Directors recommends a vote "FOR" the following:

FOR ☐ AGAINST ☐ ABSTAIN ☐

Date ____________________

Signature ____________________

Signature (if held jointly) ____________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to
www.aalvote.com/nuwesm

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.